EXHIBIT 10.2

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
“RABOBANK NEDERLAND”, NEW YORK BRANCH

PROMISSORY NOTE
U.S.$50,000,000    August 22, 2014
The undersigned, for value received, jointly and severally, promise(s) to pay to the order of COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH (hereinafter called the “Lender”) the principal sum of FIFTY MILLION UNITED STATES DOLLARS (U.S.$50,000,000), or such lesser amount as shall equal the outstanding principal amount of all loans made by the Lender (the “Loans”) to the undersigned, payable on demand by Lender, but in any event not later than the maturity date for each such Loan agreed to by the Lender and the undersigned at or prior to the time such Loan is made. In no event shall the maturity date for any Loan be more than 90 days after such Loan is made. The Lender shall have no obligation to make any Loan to the undersigned.
The undersigned also promises to pay to the order of the Lender interest on the unpaid principal amount of each Loan evidenced hereby, from the date when made until the principal amount thereof is repaid in full, at such rates of interest as shall be agreed upon from time to time between the undersigned and the Lender at or prior to the time each Loan is made or, if not so agreed, at a rate per annum equal to the Base Rate (as hereinafter defined) plus ___%*. Interest shall be paid at such monthly, quarterly or semi-annual intervals as shall be agreed from time to time between the undersigned and the Lender or, if not so agreed, monthly on the last Business Day (as hereinafter defined) of each month, at maturity of each Loan (whether at stated maturity, on demand, by acceleration or otherwise) and on each date of any payment of principal of any Loan, on the amount paid. All interest payable hereunder shall be calculated on the basis of a 360 day year and actual days elapsed.
Any amount of principal of any Loan and, to the extent permitted by applicable law, any interest payable thereon which is not paid when due, whether at stated maturity, on demand, by acceleration or otherwise, shall bear interest for each day from the day when due until paid in full, payable on demand, at a rate per annum equal to the higher of 3.60 percent per annum in excess of the Base Rate.
The rate of interest agreed to with respect to any Loan shall be a fixed rate expressed as a percentage per annum or a margin (expressed as a percentage per annum) in excess of one of the following: (i) the “Base Rate”; or (ii) “LIBOR”;. “Base Rate” shall mean the rate of interest equal to the highest (redetermined daily) of (i) the per annum rate of interest published in the Wall Street Journal as the “prime rate” for such day and if the Wall Street Journal does not publish such rate on such day then such rate as most recently published

1

*Material omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

prior to such day, (ii) One Month LIBOR plus 1.00% or (iii) the Federal Funds Rate, plus one half of one per cent (0.5%) per annum. Any change in the
Base Rate due to a change in any of such rates referred to above shall be effective as of 12:01 a.m. (New York City time) on the day such change becomes effective. “One Month LIBOR” shall mean on any day for an Interest Period of one month, a rate of interest based on the rate appearing on Reuters (the “Service”) Screen LIBOR01 Page (or on any successor or substitute page of the Service, or any successor to or substitute for the Service, providing rate quotations comparable to those currently provided on such page of the Service, as determined by the Lender from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market), at approximately 11:00 a.m. London time on such day. “Federal Funds Rate” shall mean for any day, the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Lender from three Federal Funds brokers of recognized standing selected by it. “LIBOR” shall mean for any Interest Period for any Loan, the interest rate reported on the Service Screen LIBOR01 Page (or on any successor or substitute page of the Service, or any successor to or substitute for the Service, providing rate quotations comparable to those currently provided on such page of the Service, as determined by the Lender from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market), at or about 11:00 a.m., London time, on the date of the request for the applicable Loan, it such request is made on the same day as such Loan is to be made
(provided if the undersigned has given three (3) Business Days’ notice then the rate shall be determined two (2) Business Days prior to the first day of such Interest Period) (rounded, in each case, upward, if necessary, to the nearest 1/16th of 1%), as the representative rate at which banks are offering United States Dollar deposits in the London interbank market, for delivery on the first day of such Interest Period, for a term comparable to such Interest Period “Interest Period” shall mean, with respect to each Loan evidenced hereby, (i) initially, the period commencing on the date of such Loan and ending one Business Day, or one, three or six months thereafter (or such other period as shall be acceptable to the Lender), in each case selected by the undersigned not less than three Business Days prior to the date on which such Loan is made, and (ii) thereafter each period commencing on the last day of the immediately preceding Interest Period for such Loan and ending one Business Day, or one, three or six months thereafter (or such other period as shall be acceptable to the Lender), in each case selected by the undersigned not less than three Business Days prior to the first day of such period; provided that: (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be (i) extended to the next succeeding Business Day or (ii) if such next succeeding Business Day falls in another calendar month, shortened to the next preceding Business Day, except in respect of an Interest Period which ends the next Business Day; (b) any Interest Period of one month or longer which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall, subject to the provisions of clause (a) above, end on the last day of such calendar month; (c) if the undersigned shall fail to select an Interest Period for any reason, it shall be deemed to have elected that the applicable Loan shall bear interest at the Base Rate plus the applicable margin for such Base Rate Loans or, if there is no applicable margin for such Base Loans, the applicable margin for Loans bearing interest at a rate based on LIBOR; and (d) no such Interest Period shall expire after the maturity date of the applicable Loan. “Business Day” shall mean any day that is not a Saturday, a Sunday or any other day on which commercial banks in New York are authorized or required by law to remain closed and, with respect to any Loan bearing interest at a rate based on LIBOR, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
The Lender may record on its books and records or on the schedule to this Note which is a part hereof, the principal amount and date of each Loan made hereunder, the interest rate applicable thereto, the maturity date thereof and all payments of principal made thereon; provided, however, that prior to the transfer of this Note all such information with respect to all outstanding Loans shall be recorded on the schedule attached to this Note. The Lender’s record, whether shown on its books and records or on the schedule to this Note, shall be conclusive and binding upon the undersigned, absent manifest error, provided, however, that the failure of the Lender to record any of the foregoing shall not limit or otherwise affect the obligation of the undersigned to repay all Loans made hereunder, together with all interest thereon and all other amounts payable hereunder. Without limiting the foregoing, the undersigned acknowledges that interest rates and maturity dates are ordinarily negotiated between the undersigned and the Lender by telephone and the undersigned agrees that in the event of any dispute as to any applicable interest rate and/or maturity date, the determination of the Lender and its respective entry on the schedule herein referred to shall be conclusive and binding upon the undersigned.
All payments hereunder shall be made at the office of the Lender at 245 Park Avenue, New York, New York 10167 or at such other place as the Lender may designate, in lawful money of the United States of America and in immediately available funds, without setoff, recoupment, deduction, defense or counterclaim and free and clear of, and, except as required by applicable law, without deduction or withholding for or on account of, any present or future income, franchise, excise, stamp or other taxes, levies, imposts, duties or other charges of any kind now or hereafter imposed by any governmental or taxing authority, but excluding taxes imposed on or measured by the net income of the Lender by the jurisdiction of its organization, the United States of America or the State or City of New York or any taxing authority thereof (such non-excluded items, “Taxes”). If, under applicable law, any such Taxes are required to be deducted or withheld from any such payment, the undersigned will pay additional interest or will make additional payments in such amounts as may be necessary so that the net amount received by the Lender, after withholding or deduction therefor and for any Taxes and other taxes on such additional interest or amounts, will be equal to the amount provided for herein. Notwithstanding the foregoing, if the Lender is entitled to an exemption from or a reduction of withholding Taxes, the Lender will, to the extent legally entitled to do so, deliver to the undersigned properly completed and executed documentation that will permit payments hereunder to be made without withholding or at a reduced rate of withholding. In addition, the Lender will deliver, to the extent legally entitled to do so, such other documentation reasonably requested by the undersigned in order to determine if the Lender is subject to withholding. The undersigned hereby agrees to indemnify and to hold the Lender harmless against, the full amount of Taxes, paid or payable by the Lender, and any liability (including penalties, additions to tax, and interest ) arising therefrom or with respect thereto. The indemnity by the undersigned provided for in this paragraph shall apply and be made whether or not the Taxes for which indemnification hereunder is sought have been correctly or legally asserted, so long as they have been paid or are payable by Lender, provided, if the Lender receives a refund of any Taxes that have been paid by the undersigned, it shall pay the undersigned an amount equal to such refund, provided further that nothing in the foregoing shall require the Lender to disclose to the undersigned or any other person any tax return or any other information relating to its Taxes that the Lender deems confidential). Amounts payable by the undersigned under the indemnity set forth in this paragraph shall be paid within ten (10) days from the date on which the Lender makes written demand therefor. Determinations by the Lender pursuant to this paragraph shall be conclusive absent manifest error. The agreements of the undersigned in this paragraph shall survive the termination of the Loan Documents (as defined below) and the repayment of all Liabilities to the Lender. The undersigned agrees to furnish promptly to the Lender official receipts (or certified copies thereof) evidencing payment of any Taxes so withheld or deducted.
If any payment due hereunder shall be due on a day that is not a Business Day, payment shall be made on the next succeeding Business Day at such place of payment and interest thereon shall be payable for such extended time.
This Note may be prepaid at any time without premium or penalty except payment of the amounts provided for in the next paragraph. Each prepayment shall be accompanied by all accrued interest on the amount prepaid.
If any payment of the principal of a Loan evidenced hereby (other than Loans bearing interest based on the Base Rate) is made on a day other than the last day of an Interest Period applicable thereto for any reason, including, without limitation, voluntary pre-payment or acceleration, or if the undersigned fails to borrow any proposed Loan (other than Loans bearing interest based on the Base Rate) after the Lender has arranged funding thereof, or if the interest rate on any Loan is converted as provided in the second succeeding paragraph, the undersigned shall pay to the Lender, on demand, the amount of any loss, cost or expense (“Funding Loss”) incurred by the Lender as a result of the timing of such payment, such failure to borrow or such conversion, including, without limitation, any loss incurred in liquidating or redeploying funds received or borrowed from third parties. The agreements of the undersigned in this paragraph shall survive the termination of the Loan Documents and the repayment of all Liabilities to the Lender for a period of ninety (90) days following such termination and repayment.
In the event that on any date on which LIBOR is to be determined with respect to an Interest Period: (i) the Lender determines that advances or other funding in dollars in the principal amount of the Loan to which such Interest Period applies are not being offered to the Lender in the London interbank market for the applicable Interest Period or (ii) LIBOR does not accurately reflect the cost of the Lender of maintaining or funding the principal amount thereof, then the affected Loans under Facility 1 (as defined in the Loan Documents) shall, on receipt of notice from the Lender of such circumstances, bear interest at a rate per annum equal to the Base Rate plus 1.60%, and the affected Loans under Facility 2 (as defined in the Loan Documents) shall, on receipt of notice from the Lender of such circumstances, bear interest at a rate per annum equal to the Base Rate plus 1.25%.
If the effect of any applicable law, rule or regulation, or the interpretation or administration thereof, or compliance with any request or directive of any governmental authority, is to make it unlawful or impracticable for the Lender to maintain or fund the principal amount of any Loan evidenced hereby, then the affected Loans under Facility 1 (as defined in the Loan Documents) shall, on receipt of notice from the Lender of such circumstances, bear interest at a rate per annum equal to the Base Rate plus 1.60%, and the affected Loans under Facility 2 (as defined in the Loan Documents) shall, on receipt of notice from the Lender of such circumstances, bear interest at a rate per annum equal to the Base Rate plus 1.25%.
If the Lender shall determine that the applicability of or the adoption after the date hereof of any law, rule, regulation, request, directive or guideline (domestic or foreign) regarding capital adequacy (including, without limitation, (i) all regulations, requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or any United States or foreign regulatory authorities, in each case pursuant to “Basel III” (as amended from time to time, “Basel III”), and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act, Public Law 111-203 (as amended from time to time, the “Dodd-Frank Act”) and all rules, regulations, requests, guidelines or directives in connection therewith), or any change in any of the foregoing or in the enforcement, interpretation or administration of any of the foregoing by any court or any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender, or any corporation or other entity which directly or indirectly controls the Lender (each such corporation or other entity is hereinafter referred to as a “Controlling Person”) (or any lending office of the Lender or any Controlling Person), with any request or directive regarding capital adequacy (whether or not having the force of law) of any such court, authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender’s capital or on the capital of a Controlling Person, if any, as a result of the Lender funding or maintaining the principal amount of any Loan, to a level below that which the Lender or such Controlling Person could have achieved but for such applicability, adoption, change or compliance (taking into consideration the Lender’s policies and the policies of such Controlling Person with respect to capital adequacy) by an amount deemed by the Lender to be material, then, upon demand by the Lender, the undersigned shall pay to the Lender from time to time as specified by the Lender such additional amount or amounts as will compensate the Lender or such Controlling Person for any such reduction suffered to the extent resulting from the Lender’s making credit available to the undersigned. In determining such additional amounts, the Lender shall be permitted to use any reasonable allocation methods.
If the Lender shall determine that the adoption of or any change in law, rule, regulation or guideline (domestic or foreign) or in the enforcement, interpretation or administration thereof by any court or any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by the Lender with any request or directive (whether or not having the force of law) by any governmental authority, central bank or comparable agency made after the date hereof shall at any time (A) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against loans or other extensions of credit made by the Lender, or (B) subject loans or other extensions of credit made by the Lender to any assessment or other cost or (C) impose on the Lender or any applicable interbank market any other or similar condition or any cost or expense regarding or affecting this Note or any Loan, and the result of any event referred to in clause (A), (B) or (C) above shall be to reduce any amounts receivable by the Lender hereunder or increase the cost to the Lender of funding or maintaining any Loan by an amount which the Lender shall reasonably deem to be material, then, upon demand by the Lender, the undersigned shall pay to the Lender from time to time as specified by the Lender, such additional amount or amounts as will compensate the Lender for such increased cost or reduction to the extent resulting from the Lender’s making credit available to the undersigned. For purposes of this Note, the Dodd-Frank Act and Basel III, and all rules, regulations, requests, guidelines or directives in connection with the Dodd-Frank Act or Basel III shall be deemed to have become effective, enacted and adopted after the date hereof.
Determinations by the Lender pursuant to the two preceding paragraphs shall be conclusive absent manifest error, and the provisions of such two paragraphs shall survive termination of the Loan Documents and repayment of all Liabilities to the Lender for a period of nine (9) months following such termination or repayment provided if law, rule regulation, rule, request, guideline or the enforcement, interpretation or administration thereof shall have retroactive effect then the foregoing period shall be extended by the period of retroactive effect.
The term “Indebtedness” as used herein with respect to any person or entity shall include indebtedness for borrowed money or the deferred purchase price of assets or services, all obligations, contingent or otherwise, in respect of letters of credit or bankers acceptances, all obligations under leases required to be classified as capital leases under U.S. generally accepted accounting principles, all obligations evidenced by notes, bonds or other instruments, all obligations under interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate hedging agreements, interest rate floor agreements, options or other similar agreements or arrangements, all obligations under foreign exchange contracts, currency swap agreements, commodity swap agreements, caps, collars, floors, options, or other similar agreements or arrangements designed to protect against or to require payments based upon fluctuations in currency, commodity or other asset values and any other contract or agreement relating to purchase or sale of any assets, goods, currencies, services or commodities, or any option relating thereto, or any combination of the foregoing, all other items which, in accordance with U.S. generally accepted accounting principles, would be included as liabilities on the liability side of a balance sheet of such person or entity as of the date at which Indebtedness is to be determined, and all guaranties of obligations of others of the foregoing types.
The term “Obligor” as used herein shall be deemed to include each of the undersigned, each indorser or guarantor hereof, each other person or entity providing any other credit support for any Liability and each successor and assign of the undersigned, of each such indorser or guarantor and of each such other person or entity.
The term “Liabilities” as used herein shall include this Note and all other Indebtedness and obligations and liabilities of any kind of the undersigned to the Lender, now or hereafter existing, arising directly between the undersigned and the Lender or acquired by assignment, conditionally or as collateral security by the Lender, absolute or contingent, joint and/or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, direct or indirect, including, but without limiting the generality of the foregoing, indebtedness, obligations or liabilities to the Lender of the undersigned, whether incurred by the undersigned as principal, surety, endorser, guarantor, accommodation party or otherwise.
The term “Lender” as used herein shall be deemed to include the Lender and its successors, endorsees and assigns.
Without limiting the right of the Lender to demand payment of the Loans evidenced hereby at any time in its sole discretion, if any of the following events (each, an “Event of Default”) shall occur: (a) default in payment when due of any Liability, whether on demand, stated maturity or otherwise; or (b) any Obligor shall fail to perform or observe any other covenant or agreement contained herein or in any line letter, letter of credit agreement, security agreement, pledge agreement, guaranty, or other agreement, instrument or document related hereto (collectively with this Note, the “Loan Documents”) or in any other agreement, instrument or document evidencing or relating to any other Liability; or (c) the occurrence of any default or event of default under any of the other Loan Documents; or (d) any representation, warranty or statement made by any Obligor, any subsidiary thereof or any other party to any Loan Document (or any officer of any of the foregoing) under or in connection with any Loan Document or any certificate or other document furnished in connection therewith or pursuant thereto shall prove to be incorrect in any material respect when made; or (e) any failure by any Obligor or any of its subsidiaries to pay when due any Indebtedness which does not constitute a Liability or the occurrence of any event which, with the giving of notice or passage of time, or both, could result in acceleration of the maturity of any such Indebtedness; or (f) any judgment or order for the payment of money in excess of $500,000 individually or in the aggregate (or the equivalent thereof in another currency) shall be rendered against any Obligor or any of its subsidiaries and either (i) shall remain unpaid, unbonded, unvacated or unstayed for a period of ten days or (ii) enforcement proceedings shall have been commenced with respect thereto; or (g) any provision of any Loan Document after delivery thereof shall for any reason cease to be valid and binding on any Obligor or any other party thereto (except the Lender), or any Obligor or such other party shall so state in writing or any Obligor or such other party shall deliver written notice of termination of any obligations under any Loan Document; or (h) any Loan Document providing for the grant of a lien on or security interest in any collateral after delivery thereof shall for any reason (other than pursuant to the terms thereof or pursuant to any agreement executed by the Lender from time to time, such as any intercreditor agreement) cease to create a valid and perfected first priority security interest in any of the collateral purported to be covered thereby; or (i) any Obligor or any of its subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Obligor or any of its subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or any governmental authority, or any court at the instance of any governmental authority, shall take possession of any substantial part of the property of any Obligor or of any subsidiary of any Obligor or shall assume control over the affairs or operations of any Obligor or of any subsidiary of any Obligor; or a receiver or custodian shall be appointed for any of the property or assets of any Obligor or of any subsidiary of any Obligor; or any Obligor or any of its subsidiaries shall take any action to authorize any of the actions set forth above in this clause (i); or (j) any event, circumstance or condition shall occur or exist that has a material adverse effect on (a) the business, assets, income, property, condition (financial or otherwise), performance or operations of the undersigned, or the undersigned and its subsidiaries taken as a whole, (b) the ability of the undersigned or any of its subsidiaries to perform any of its obligations under this Note or any of the other Loan Documents on a timely basis or (c) the validity or enforceability of this Note or any of the other Loan Documents or the rights or remedies of the Lender hereunder or thereunder; or (k) the board shall cease to be composed of individuals (who qualify under any one of the following) (i) who were members of that board on the first day of such period, (ii) whose election or nomination to that board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board, or (iii) whose election or nomination to that board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board; or (l) the occurrence of any violation of ERISA by any Obligor which has resulted or could reasonably be expected to result in liability of the Obligors under ERISA in an aggregate amount in excess of $50,000 (for purposes of this clause, “ERISA” means the Employee Retirement Income Security Act of 1974 (as amended) and regulations promulgated thereunder); then, upon notice by the Lender to the undersigned, the Liabilities evidenced by this Note shall become due and payable forthwith without presentment, protest or further demand or notice of any kind, all of which are hereby waived by the undersigned; provided, however, that if any event described in clause (i) shall occur with respect to the any of the undersigned, all such Liabilities shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby waived by the undersigned. Upon default in the due payment of this Note, or whenever the same or any installment of principal or interest hereof shall become due in accordance with any of the provisions hereof, the Lender may, but shall not be required to, exercise any or all of its rights and remedies, whether existing by contract, law or otherwise, with respect to any collateral security delivered in respect of any Liabilities.
Any demand of payment of this Note and any notice by the Lender shall be sufficiently made upon or given to the undersigned if sent by hand delivery or other courier or delivery service, by mail (postage prepaid) or facsimile to the last address or facsimile number known to the Lender or made or given by any other means reasonably calculated to come to the attention of the undersigned (whether or not in fact received by it), and shall be deemed to have been made or given upon delivery (in the case of hand delivery or other courier or delivery service), mailing (in the case of mail) or sending (in all other cases) thereof.
This Note and the other Loan Documents shall be binding on the undersigned and its successors and assigns, and shall inure to the benefit of the Lender and its successors and assigns, provided that the undersigned shall not have the right to assign its rights or obligations hereunder or thereunder or any interests herein or therein without the Lender’s prior written consent and any purported assignment by the undersigned without such consent shall be void and of no force or effect. In the event the Lender notifies the undersigned of any assignment by the Lender of its rights and obligations, if any, under this Note, (a) such assignment shall be effective on the date set forth in such notice, (b) such assignee shall succeed to and assume all of the Lender’s rights and obligations, if any, under this Note, and (c) the Lender shall be released from all of such obligations.
No delay on the part of the holder hereof in exercising any of its powers, rights or remedies shall operate as a waiver thereof nor shall any partial or single exercise thereof preclude, limit or impair any other, further or future exercise thereof or the exercise of any other power, right or remedy. The powers, rights and remedies of the holder hereof specified herein are cumulative and in addition to any other powers, rights and remedies which the holder may otherwise have under any other agreement and under applicable law.
This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. The undersigned hereby agrees that any legal action or proceeding against the undersigned with respect to this Note may be brought in the courts of the State of New York in The City of New York or of the United States of America for the Southern District of New York as the Lender may elect, and, by execution and delivery hereof, the undersigned accepts and consents to, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive, unless waived by the Lender in writing, with respect to any claim, action or proceeding brought by it against the Lender and any questions relating to usury. The undersigned further agrees that sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York as in effect from time to time shall apply to this Note and waives any right to stay or to dismiss any action or proceeding brought before said courts on the basis of forum non conveniens. Nothing herein shall limit the right of the Lender to bring proceedings against the undersigned in any other jurisdiction. The undersigned irrevocably consents to the service of process in any such legal action or proceeding by personal delivery or by the mailing thereof by the Lender by registered or certified mail, return receipt requested, postage prepaid, to the address specified in the records of the Lender, such service of process by mail to be deemed effective on the fifth day following such mailing. The undersigned agrees that a final judgment in any such legal action or proceeding shall be conclusive and may be enforced in any manner provided by law.
AFTER REVIEWING THIS PROVISION SPECIFICALLY WITH ITS COUNSEL, EACH OF THE UNDERSIGNED AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS THE UNDERSIGNED AND THE LENDER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE UNDERSIGNED OR THE LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER TO EXTEND CREDIT TO THE UNDERSIGNED.
If any provision of this Note is invalid or unenforceable under the laws of any jurisdiction, then, to the fullest extent permitted by law, (i) such provision shall be ineffective to the extent of such invalidity or unenforceability, without invalidating or affecting the enforceability of the remainder of such provision or the remaining provisions of this Note; and (ii) such invalidity or unenforceability shall not affect the validity or enforceability of such provision in any other jurisdiction.
This Note (together with the other Loan Documents) embodies the entire agreement and understanding between the Lender and the undersigned and supersedes all prior agreements and understandings relating to the subject matter hereof.
No amendment, modification, termination, waiver or discharge, in whole or in part, of this Note, nor consent to any departure by the undersigned therefrom, shall be effective unless the same shall be in writing and signed by the undersigned and the Lender. Any such amendment, modification, termination, waiver, discharge or consent shall be effective only in the specific instance and for the purpose for which given. No amendment, modification, termination, waiver, discharge or consent by the Lender shall, of itself, entitle the undersigned to any other or further amendment, modification, termination, waiver, discharge or consent in similar or other circumstances. No notice to or demand on the undersigned in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances.
The undersigned hereby waives presentment, demand for payment, protest, notice of protest, notice of dishonor and any or all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note.
A-MARK PRECIOUS METALS, INC.
By:    /s/
Name:
Title:
By:    /s/
Name:
Title:

Schedule to Promissory Note

Date	Amount of Loan	Interest Rate	Maturity Date	Amount of Payment	Notation Made By